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Exhibit 3.1

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BLADELOGIC, INC.

        BladeLogic, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1.     The name of the Corporation is BladeLogic, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 31, 2001 (the "Original Certificate"). The name under which the Corporation filed the Original Certificate was Lights Out, Inc.

          2.     This Eighth Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Seventh Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on December 4, 2006, as amended (the "Seventh Amended and Restated Certificate"), and was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

          3.     The text of the Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

        The name of the Corporation is BladeLogic, Inc.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

        1.     The total number of shares of all classes of stock which the Corporation is authorized to issue is 100,000,000 consisting of 58,885,778 shares of common stock, with a par value of $0.001 per share ("Common Stock"), 12,000,000 shares of Series A Preferred Stock, with a par value of $0.001 per share ("Series A Preferred Stock"), 13,356,484 shares of Series B Preferred Stock, with a par value of $0.001 per share ("Series B Preferred Stock"), 3,380,281 shares of Series C Preferred Stock, with a par value of $0.001 per share ("Series C Preferred Stock"), 2,377,457 shares of Series D Preferred Stock, with a par value of $0.001 per share ("Series D Preferred Stock," and together with the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the "pre-IPO Preferred Stock"), and 10,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.001 per share (the "Undesignated Preferred Stock" and, together with the pre-IPO Preferred Stock, the "Preferred Stock").

        The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

        2.     The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, granted to or imposed on the respective classes and series of the shares of capital stock or the holders thereof are as follows:

        (a)    Liquidation Preference.    In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

          (i)    The holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock and the holders of the Series D Preferred Stock shall first receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount equal to (w) $0.49 per share in the case of Series A Preferred Stock (the "Series A Original Issue Price"), (x) $0.7487 per share in the case of Series B Preferred Stock (the "Series B Original Issue Price"), (y) $1.775 per share in the case of Series C Preferred Stock (the "Series C Original Issue Price") and (z) $2.8602 per share in the case of Series D Preferred Stock (the "Series D Original Issue Price"), then held by them (as applicable) and, in addition, an amount equal to all declared or accrued but unpaid dividends on the Series A Preferred Stock (in the case of the Series A Preferred Stock), Series B Preferred Stock (in the case of the Series B Preferred Stock), Series C Preferred Stock (in the case of the Series C Preferred Stock) and Series D Preferred Stock (in the case of Series D Preferred Stock) held by them. If the assets of the Corporation legally available for distribution shall be insufficient to permit the payment in full to such holders of the Series A Preferred Stock, such holders of the Series B Preferred Stock, such holders of the Series C Preferred Stock and such holders of the Series D Preferred Stock of the full aforesaid preferential amount, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock and the holders of the Series D Preferred Stock in accordance with the aggregate liquidation preference of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (as applicable) held by each of them.

          (ii)   After payment has been made to the holders of the pre-IPO Preferred Stock of the full amounts to which they shall be entitled as aforesaid pursuant to paragraph (i), the holders of the Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held by them.

          (iii)  For purposes of this Section 2, unless the holders of the outstanding pre-IPO Preferred Stock elect otherwise by means of a Preferred Vote (as defined in Section 2(c) below) (the "Election"), a merger or consolidation of the Corporation with or into any other corporation or corporations by means of any transaction or a series of related transactions in which the stockholders of the Corporation immediately prior to the merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options) of the surviving corporation or the sale of all or substantially all the assets of the Corporation by means of any transaction or a series of related transactions or the exclusive, irrevocable licensing of all or substantially all of the intellectual property of the Corporation to a third party (each a "Change in Control") shall be treated as a liquidation, dissolution or winding up of the Corporation. All consideration payable to the stockholders of the Corporation (in the case of a Change in Control by a merger or consolidation), or all consideration payable to the Corporation, together with all available assets of the Corporation (in the case of an asset sale), shall be distributed to holders of capital stock of the Corporation in accordance with Sections 2(a)(i) and (ii) above. The Corporation shall promptly provide to the holders of shares of the pre-IPO Preferred Stock such information concerning the terms of such merger, consolidation, asset sale or exclusive licensing and the value of the assets of the Corporation as may reasonably be requested by the holders of the pre-IPO Preferred Stock in order to assist them in determining whether to make the Election. The amount distributed to the holders of the pre-IPO Preferred Stock upon any such merger, consolidation, sale or licensing shall consist of the cash, property, rights or securities distributed to stockholders of the Corporation on the Change in Control. The value of such property or rights, other than securities shall be determined in good faith by the Board of Directors of the Corporation. If securities are received on a Change of Control, they shall be valued as follows:

            (A)  Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

              (1)   If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

              (2)   If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

              (3)   If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

            (B)  The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

        (b)    Voting Rights.

          (i)    Common Stock.    Subject to Section 2(c) below and as otherwise required by law, the holder of each share of Common Stock issued and outstanding shall have one vote and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation.

          (ii)    Series A Preferred Stock.    Except as provided in Sections 2(a)(iii), 2(c) or 2(d) and as otherwise required by law, the holders of shares of Series A Preferred Stock shall not be entitled to vote, but shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation as if such holders were holders of Common Stock.

          (iii)    Series B Preferred Stock.    Except as provided herein and as otherwise required by law, the holders of shares of Series B Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock held by such holder is convertible determined as of the record date for the determination of shareholders entitled to vote on such matters, or if no such record date is established, as of the date of such vote. The Series B Preferred Stock will vote together with the Series C Preferred Stock and the Series D Preferred Stock (all three such series of preferred stock voting on an as-converted basis) and the Common Stock and not as a separate class, except as provided herein or as otherwise required by law.

          (iv)    Series C Preferred Stock.    Except as provided herein and as otherwise required by law, the holders of shares of Series C Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series C Preferred Stock held by such holder is convertible determined as of the record date for the determination of shareholders entitled to vote on such matters, or if no such record date is established, as of the date of such vote. The Series C Preferred Stock will vote together with the Series B Preferred Stock and the Series D Preferred Stock (all three such series of preferred stock voting on an as-converted basis) and the Common Stock and not as a separate class, except as provided herein or as otherwise required by law.

          (v)    Series D Preferred Stock.    Except as provided herein and as otherwise required by law, the holders of shares of Series D Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series D Preferred Stock held by such holder is convertible determined as of the record date for the determination of shareholders entitled to vote on such matters, or if no such record date is established, as of the date of such vote. The Series D Preferred Stock will vote together with the Series B Preferred Stock and the Series C Preferred Stock (all three such series of preferred stock voting on an as-converted basis) and the Common Stock and not as a separate class, except as provided herein or as otherwise required by law.

        (c)    Covenants.    In addition to any other rights provided by law, the Corporation shall not, without first obtaining a Preferred Vote (as defined below in this Section):

          (i)    amend or repeal any provision of the Corporation's Certificate of Incorporation or bylaws, each as amended and in effect from time to time;

          (ii)   amend, alter or repeal the rights, preferences, privileges of or restrictions on the pre-IPO Preferred Stock in a manner which adversely affects the holders thereof;

          (iii)  authorize or issue (i) any additional shares of any class or series of stock of the Corporation senior to or pari passu with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock with respect to dividends, redemptions or payments made in liquidation, dissolution or other winding up or (ii) any share of Series D Preferred Stock except pursuant to the Series D Convertible Preferred Stock Purchase Agreement, dated on or about the date hereof, by and among the Corporation and the Investors (as defined therein);

          (iv)  increase or decrease the number of authorized shares of Preferred Stock or Common Stock;

          (v)   declare or pay dividends or make any other distribution on any class of capital stock of the Corporation;

          (vi)  effect (A) any sale, lease, transfer or other disposition, whether in one transaction or a series of transactions, of all or substantially all the assets of the Corporation (other than a pledge of assets in connection with any loan to the Corporation and any foreclosure thereon), (B) any merger or consolidation or other reorganization of the Corporation, whether in one transaction or a series of transactions, with or into another corporation in which the stockholders of the Corporation immediately prior to the merger or consolidation do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options) of the surviving corporation, (C) a liquidation, winding up, dissolution, or adoption of any plan for the same, or (D) the exclusive, irrevocable licensing of all or substantially all of the intellectual property of the Corporation to a third party;

          (vii) change the number of the members of the Board of Directors to greater or lesser than seven or change the manner in which the members of the Board of Directors are elected;

          (viii) redeem or repurchase or otherwise acquire for value any shares of capital stock of the Corporation (or rights, options or warrants to purchase such shares) or other equity interests, except for the redemption of the Corporation of the pre-IPO Preferred Stock pursuant to Section 2(d), the exercise by the Corporation of its contractual rights of first refusal or repurchases from employees, directors or consultants upon termination of employment or services in accordance with plans or agreements approved by the Board of Directors including at least one Preferred Director (as defined below);

          (ix)  reclassify any shares of Common Stock or Series of Preferred Stock or any other securities of the Corporation;

          (x)   assume or obligate itself to assume any debt or other financial obligation in excess of $100,000; or

          (xi)  amend this Section 2(c).

        A "Preferred Vote" shall mean the affirmative vote or written consent of the holders of at least three-fifths of the pre-IPO Preferred Stock then outstanding voting together as a single class with each share of pre-IPO Preferred Stock having one vote (as appropriately adjusted for stock splits, stock combinations, stock dividends, recapitalizations and similar events).

        The foregoing rights provided in this Section 2(c) shall only inure to the benefit of a holder of originally issued Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (as applicable) and only for as long as such holder holds, in the aggregate, at least fifty percent (50%) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (as applicable) purchased by such holder.

        In addition to the foregoing, so long as:

          (i)    any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, (1) increase the number of authorized shares of Series A Preferred Stock or (2) amend, alter or repeal or waive any provision of or add any provision to, this Certificate of Incorporation or the Corporation's bylaws (whether by merger, consolidation or otherwise) in a manner that adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock in a manner that is disproportionate to the adverse effect on the rights, preferences or privileges of the holders of any other series of pre-IPO Preferred Stock;

          (ii)   any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of Series B Preferred Stock, voting as a single class, (1) increase the number of authorized shares of Series B Preferred Stock or (2) amend, alter or repeal or waive any provision of or add any provision to, this Certificate of Incorporation or the Corporation's bylaws (whether by merger, consolidation or otherwise) in a manner that adversely affects the rights, preferences or privileges of the holders of the Series B Preferred Stock in a manner that is disproportionate to the adverse effect on the rights, preferences or privileges of the holders of any other series of pre-IPO Preferred Stock;

          (iii)  any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of Series C Preferred Stock, voting as a single class, (1) increase the number of authorized shares of Series C Preferred Stock or (2) amend, alter or repeal or waive any provision of or add any provision to, this Amended and Restated Certificate of Incorporation or the Corporation's bylaws (whether by merger, consolidation or otherwise) in a manner that adversely affects the rights, preferences or privileges of the holders of the Series C

  Preferred Stock in a manner that is disproportionate to the adverse effect on the rights, preferences or privileges of the holders of any other series of pre-IPO Preferred Stock; and

          (iv)  any shares of Series D Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than two-thirds of the outstanding shares of Series D Preferred Stock, voting as a single class, (1) increase the number of authorized shares of Series D Preferred Stock or (2) amend, alter or repeal or waive any provision of or add any provision to, this Certificate of Incorporation or the Corporation's bylaws (whether by merger, consolidation or otherwise) in a manner that adversely affects the rights, preferences or privileges of the holders of the Series D Preferred Stock in a manner that is disproportionate to the adverse effect on the rights, preferences or privileges of the holders of any other series of pre-IPO Preferred Stock.

        (d)    Redemption of pre-IPO Preferred Stock.

          (i)    Redemption of Series A Preferred Stock on Qualified Public Offering.    If requested in writing by the holders of two-thirds of the Series A Preferred Stock then outstanding, on the date ninety (90) days after the closing of a firm commitment underwritten public offering of the Corporation yielding aggregate net proceeds to the Corporation of at least $20,000,000 at a price per share of Common Stock of at least $3.75 (as appropriately adjusted for stock splits, stock combinations, stock dividends and recapitalizations) (the "IPO Redemption Date" and such an initial public offering, a "Qualified Public Offering"), the Corporation shall redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Original Issue Price (as adjusted for stock splits, stock combinations, stock dividends and recapitalizations) plus any declared, but unpaid, dividends (the "Series A Redemption Amount").

          (ii)    Redemption of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock upon a Change of Control.    If requested in writing by a Preferred Vote, on the date of, and subject to the consummation of, a Change in Control of the Corporation (the "Change in Control Redemption Date"), the Corporation shall redeem (A) all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Amount, (B) all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Original Issue Price (as adjusted for stock splits, stock combinations, stock dividends and recapitalizations) plus any declared, but unpaid, dividends (the "Series B Redemption Amount"), (C) all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Original Issue Price (as adjusted for stock splits, stock combinations, stock dividends and recapitalizations) plus any declared, but unpaid, dividends (the "Series C Redemption Amount"), and (D) all outstanding shares of Series D Preferred Stock at a price per share equal to the Series D Original Issue Price (as adjusted for stock splits, stock combinations, stock dividends and recapitalizations) plus any declared, but unpaid, dividends (the "Series D Redemption Amount"). The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive payment pursuant to this subparagraph (ii) either, at the Corporation's option, in the form of cash or by delivery of the consideration paid to the Corporation or its stockholders in the Change in Control. Nothing contained in Section 2(d)(ii) shall be deemed to prohibit or impair the rights of any holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to exercise their respective Conversion Rights (as defined in 2(f) below) in accordance with Section 2(f) below.

          (iii)    Redemption after Lapse of Time.    If requested in writing by a Preferred Vote, the Corporation shall redeem the Specified Number (as defined below) of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock on each of November 15, 2007 (the "First Redemption Date"), November 15, 2008 (the "Second Redemption Date"), and November 15, 2009 (the "Third Redemption Date"). The foregoing redemption dates are each referred to individually as a "Time Redemption Date." Each Time Redemption Date, the IPO Redemption Date and the Change in Control Redemption Date are each referred to individually as a "Redemption Date".

          On each Time Redemption Date, the Corporation shall redeem from each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, as applicable, (A) the Specified Number of the shares of Series A Preferred Stock held by such holder at a price per share equal to the Series A Redemption Amount, (B) the Specified Number of the shares of Series B Preferred Stock held by such holder at a price per share equal to the Series B Redemption Amount, (C) the Specified Number of the shares of Series C Preferred Stock held by such holder at a price per share equal to the Series C Redemption Amount, and (D) the Specified Number of the shares of Series D Preferred Stock held by such holder at a price per share equal to the Series D Redemption Amount (any Series A Redemption Amount, Series B Redemption Amount, Series C Redemption Amount, or Series D Redemption Amount, a "Redemption Amount").

          With respect to any holder of shares of pre-IPO Preferred Stock and with respect to each series of pre-IPO Preferred Stock held by such holder, the "Specified Number" shall be (A) with respect to the First Redemption Date, one-third of the number of shares of pre-IPO Preferred Stock of the applicable series held by such holder holds on such date; (B) with respect to the Second Redemption Date, the number, if any, of shares of pre-IPO Preferred Stock of such series held by such holder previously called for redemption but not yet redeemed plus one half of the number of shares of pre-IPO Preferred Stock of such series then held by such holder and not previously called for redemption (or, if it is not a whole number, the whole number nearest below); and (C) with respect to the Third Redemption Date, all of the shares of the applicable series of pre-IPO Preferred Stock then held by such holder.

          (iv)    Mechanics of Redemption.    Not later than thirty (30) days prior to an IPO Redemption or any Time Redemption Date and not later than fifteen (15) days prior to any Change in Control Redemption Date, the Corporation shall mail, postage prepaid to each holder of record of the pre-IPO Preferred Stock to be redeemed at its address shown on the records of the Corporation a redemption notice (the "Redemption Notice"), which shall specify the Redemption Date and the Redemption Amount(s) to be paid to such holder and which shall provide that the holder is to surrender to the Corporation, at the place designated therein, the holder's certificate or certificates representing the number of shares of pre-IPO Preferred Stock to be redeemed pursuant to this Section 2(d). The applicable Redemption Amount(s) shall be paid, in a lump sum payment to each holder of pre-IPO Preferred Stock, on the applicable Redemption Date. If on the applicable Redemption Date sufficient funds are not legally available to redeem all shares required to be redeemed, the funds legally available shall be used to redeem the maximum possible number of shares ratably among the holders of pre-IPO Preferred Stock entitled to redeem shares on such Redemption Date in accordance with the aggregate Redemption Amounts of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (as applicable) being redeemed; and in either case the remaining shares shall be redeemed as soon as possible after funds become legally available. The Corporation shall give the holders of pre-IPO Preferred Stock at least ten (10) days' notice of any redemption payment to be made after the relevant Redemption Date.

          Each holder of shares of pre-IPO Preferred Stock to be redeemed shall surrender such holder's certificate or certificates representing such shares, duly endorsed in blank or accompanied by a duly endorsed stock power attached thereto, to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Amount for such shares as set forth in this Section 2(d) shall be paid to the order of the person whose name appears on such certificate or certificates and each surrendered certificate shall be canceled and retired. The Corporation shall issue to each holder redeeming shares on the First Redemption Date or the Second Redemption Date, a new certificate representing the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (as applicable) not redeemed by such holder on such Redemption Date. If any shares of pre-IPO Preferred Stock are not redeemed solely because a holder fails to surrender the certificate or certificates representing such shares pursuant to this Section 2(d), then, from and after the applicable Redemption Date, and except for the continuing right to receive payment under this Section 2(d) (which shall not bear interest), such shares of pre-IPO Preferred Stock thereupon subject to redemption shall not be entitled to any further rights as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (as applicable).

          (v)    Failure to Redeem.    In the event that the Corporation fails on any Redemption Date to redeem the full number of shares of pre-IPO Preferred Stock scheduled to be redeemed on that Redemption Date for the full Redemption Amount (a "Redemption Default"), for any reason including, but not limited to, lack of sufficient legally available funds, then the number of Directors constituting the Board of Directors shall automatically be increased by a number prescribed by a Preferred Vote (except in the case of a Redemption Default in connection with a redemption of the Series A Preferred Stock pursuant to Section 2(d)(i) above, in which case it shall be by a number prescribed by a majority vote of the outstanding shares of Series A Preferred Stock), which number shall in no event be greater than the number of Directors then constituting the Board of Directors, plus one (1), and the holders of the outstanding shares of pre-IPO Preferred Stock that was the subject of the Redemption Default shall be entitled to elect such additional directors by means of a Preferred Vote (except in the case of a Redemption Default in connection with a redemption of the Series A Preferred Stock pursuant to Section 2(d)(i) above, in which case it shall be by means of a majority vote of the outstanding shares of Series A Preferred Stock) (either such majority, a "Default Majority"). The period beginning on the Redemption Date and ending on the date upon which all shares of pre-IPO Preferred Stock required to be redeemed as of such date have been so redeemed is referred to herein as the "Voting Period."

  As soon as practicable after the commencement of the Voting Period, the Corporation shall call a special meeting of the holders of outstanding shares of the series of pre-IPO Preferred Stock entitled to vote to be held not more than ten (10) days after the date of mailing of notice of such meeting. If the Corporation fails to send a notice, any such holder may call the meeting on like notice. The record date for determining the holders of pre-IPO Preferred Stock entitled to notice of and to vote at such special meeting shall be the close of business on the fifth (5th) business day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of pre-IPO Preferred Stock held during a Voting Period at which Directors are to be elected (or with respect to any action by written consent in lieu of a meeting of stockholders), a Default Majority shall be entitled to elect the number of Directors prescribed in this Section 2(d), and each share of each series of pre-IPO Preferred Stock entitled to vote thereon shall be entitled to one (1) vote (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders consent).

  The terms of office of all persons who are incumbent Directors of the Corporation at the time of a special meeting of the holders of pre-IPO Preferred Stock to elect such additional Directors shall continue, notwithstanding the election at such meeting of the additional Directors that such holders are entitled to elect, and the additional Directors so elected by such holders, together with such incumbent Directors, shall constitute the duly elected Directors of the Corporation. Simultaneously with the termination of a Voting Period, the terms of office of the additional Directors elected by the holders of the pre-IPO Preferred Stock shall terminate, such remaining Directors shall constitute the Directors of the Corporation and the rights of the holders of the applicable series of pre-IPO Preferred Stock to elect additional Directors pursuant to this Section 2(d) shall cease.

        (e)    Dividends.    The holders of pre-IPO Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. No dividend shall be paid on the Common Stock or any other class or series of capital stock unless the Corporation shall have declared and paid an equivalent dividend on each outstanding share of Series A Preferred Stock. As of May 25, 2004, an "equivalent dividend" shall mean the same amount per share of Series A Preferred Stock as is paid on each share of Common Stock. Equivalent dividend will be adjusted to reflect any stock split, stock dividend, combination or similar event affecting the Common Stock after such date. No dividend shall be paid on the Common Stock or any other class or series of capital stock unless the Corporation shall have declared and paid a dividend on each outstanding share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, on a pari passu basis with each other and with the outstanding shares of Series A Preferred Stock based on the number of shares of Common Stock into which such share of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock is then convertible.

        (f)    Conversion of pre-IPO Preferred Stock.    The holders of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (i)    Right to Convert.    Each share of Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.7487 by the conversion price (the "Series B Conversion Price"), for the Series B Preferred Stock, determined as hereinafter provided, in effect at the time of conversion. Each share of Series C Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.775 by the conversion price (the "Series C Conversion Price"), for the Series C Preferred Stock, determined as hereinafter provided in effect at the time of conversion. Each share of Series D Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, at the option of the holder thereof, at the office of the Corporation or any transfer agent for the Series D Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.8602 by the conversion price (the "Series D Conversion Price" and together with the Series B Conversion Price and the Series C Conversion Price, the "Conversion Prices") for the Series D Preferred Stock, determined as hereinafter provided in effect at the time of conversion. If more than one share of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be surrendered for conversion at the same time by the same holder of record, the number of full shares that shall be issuable upon the conversion thereof shall be computed on the basis of the total number of shares of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock so surrendered. Each share of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be so convertible at any time after the date of issuance of such share and with respect to any share of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock called for redemption pursuant to Section 2(d)(ii), shall be so convertible until the date that is five (5) days prior to the Change in Control Redemption Date, pursuant to which such share will be redeemed; provided, however, that any such conversion may be conditional upon effectiveness of such Change in Control. The Series B Conversion Price shall initially be $0.7487 multiplied by two to reflect the one-for-two reverse stock split on June 14, 2007 per share of Common Stock; the Series C Conversion Price shall initially be $1.775 multiplied by two to reflect the one-for-two reverse stock split on June 14, 2007 per share of Common Stock; and the Series D Conversion Price shall initially be $2.8602 multiplied by two to reflect the one-for-two reverse stock split on June 14, 2007 per share of Common Stock. Such initial Series B Conversion Price, Series C Conversion Price and Series D Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is convertible, as hereinafter provided.

          (ii)    Automatic Conversion.    Each share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the vote or written consent of holders of two-thirds of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding (with the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as one class for such purpose), such conversion to be effective on the date specified by such holders, provided, however, that if such automatic conversion is being effected in connection with a Special Automatic Conversion Voting Event (as defined below), the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price only upon the vote or written consent of holders of two-thirds of the Series B Preferred Stock, two-thirds of the Series C Preferred Stock and two-thirds of the Series D Preferred Stock then outstanding, respectively (with each series having a separate series vote for such purpose), such conversion to be effective on the date specified by such holders. For purposes of this Section 2(f)(ii), a "Special Automatic Conversion Voting Event" shall mean a transaction in which the Corporation (i) sells or otherwise disposes of all or substantially all of the assets of the Corporation, or (ii) sells sufficient capital stock of the Corporation to constitute a change in control of the Corporation such that the stockholders of the Corporation immediately prior to that transaction do not own more than fifty percent (50%) of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options) of the surviving corporation or entity following such transaction and where, upon consummation of such sale, the holders of Series A Preferred Stock and Series B Preferred Stock do not continue to hold capital stock of the Corporation or the surviving corporation or entity; or (iii) merges with or into or consolidates with any non-Affiliate(s) of the Corporation, where, upon consummation of such merger or consolidation, the holders of Series A Preferred Stock and Series B Preferred Stock do not continue to hold capital stock of the Corporation or of the surviving entity, in each case, where the per share consideration to be received by the holders of Series C Preferred Stock is less than the Series C Redemption Amount or where the per share consideration to be received by the holders of the Series D Preferred Stock is less than the Series D Redemption Amount (as defined herein). In addition, each share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the closing of a Qualified Public Offering. The Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be deemed to have converted pursuant to the immediately preceding sentence until immediately prior to the closing of such Qualified Public Offering.

          (iii)    Mechanics of Conversion.    No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors. Except in the case of a conversion pursuant to Section 2(f)(ii), before any holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, or an affidavit of loss regarding such shares in form and substance satisfactory to the Corporation, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, and shall give written notice to the Corporation at such office that he, she or it elects to convert the same. Upon the date of a conversion pursuant to Section 2(f)(ii), the shares of Series B Preferred Stock, Series C Preferred

  Stock or Series D Preferred Stock, as applicable, shall be deemed converted and no longer outstanding and any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable. A holder surrendering his, her or its certificate or certificates shall notify the Corporation of his, her or its name or the name or names of his, her or its nominees in which he, she or it wishes the certificate or certificates for shares of Common Stock to be issued. If the person or persons in whose name any certificate for shares of Common Stock issuable upon such conversion shall be other than the registered holder or holders of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, being converted, the Corporation's obligation under this Section 2(f)(iii) shall be subject to the payment and satisfaction by such registered holder or holders of any and all transfer taxes in connection with the conversion and issuance of such Common Stock and the requirement that such registered holder deliver an opinion of legal counsel, reasonably satisfactory to the Corporation, that the transfer of such shares is exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws, except in the case of a transfer to a Qualified Transferee as defined in the Fourth Amended and Restated Stockholders' Agreement, dated on or about the date hereof, as amended from time to time (the "Stockholders' Agreement) which transfer shall not require an opinion of legal counsel. The Corporation shall, as soon as practicable thereafter (and, in any event, within ten (10) days of such surrender), issue and deliver at such office to such holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, or to his, her or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he, she or it shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 2(f)(ii), such conversion shall be deemed to have been made immediately prior to the close of business on the later of (i) the date of such surrender of the shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable to be converted (or an affidavit of loss regarding such shares) and (ii) the date specified in such holder's notice of conversion, and the party or parties entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (iv)    Adjustments to Conversion Price for Diluting Issues.

            (A)    Special Definitions.    For purposes of this Section 2(f)(iv), the following definitions shall apply:

              (1)   "Option" shall mean options, warrants or other rights to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

              (2)   "Original Issue Date" shall mean the first date on which a share of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall have been issued.

              (3)   "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) of capital stock or other securities directly or indirectly convertible into or exchangeable for Common Stock.

              (4)   "Additional Shares of Common Stock" shall mean any or all shares of Common Stock issued (or, pursuant to Section 2(f)(iv)(C), deemed to be issued) by the Corporation after the Original Issue Date, other than:

                (a)   shares of Common Stock issued or issuable upon conversion of shares of Series B Preferred Stock, shares of Series C Preferred Stock or shares of Series D Preferred Stock; or

                (b)   shares of Common Stock issued or issuable to underwriters and/or the public pursuant to an Qualified Public Offering; or

                (c)   shares of Common Stock issuable or issued to employees, officers, directors, consultants, vendors and advisors of the Company under the Corporation's 2001 Stock Option and Grant Plan (the "Plan") or any stock option plan (including any increase in the number of shares available under the Plan), stock purchase or bonus arrangement, or grant which is approved by a majority of the Board of Directors, which majority must include a majority of the directors (each a "Preferred Director" and together, the "Preferred Directors") designated pursuant to Section 7(a)(i) of the Stockholders' Agreement, as the same may be amended, by and among the Corporation and the stockholders named therein; or

                (d)   shares of Common Stock issued or issuable upon conversion of any Convertible Securities or exercise of any Options outstanding on the Original Issue Date; or

                (e)   shares of Common Stock issued or issuable pursuant to a stock split, stock dividend or similar event; or

                (f)    shares of Common Stock issued or issuable in connection with the acquisition of certain technology or license approved by a majority of the Board of Directors, which majority must include a majority of the Preferred Directors;

                (g)   shares of Common Stock issued or issuable to financial institutions and leasing companies in connection with borrowing or lease financing arrangements of the Corporation, provided that such issuances and grants are approved by a majority of the Board of Directors, which majority must include at least one Preferred Director; or

                (h)   shares of Common Stock issued or issuable to a non-financial corporation in connection with a license, distribution, development, foundry or similar "corporate partner" agreement, the terms of which are approved by the majority of the Board of Directors, which majority must include a majority of the Preferred Directors; or

                (i)    shares of Common Stock issued or issuable in connection with the acquisition of another corporation or other business entity by the Corporation by merger, stock purchase, purchase of substantially all assets or other reorganization whereby the Corporation owns, upon consummation of such acquisition, greater than fifty percent (50%) of the voting power to elect the directors of such corporation or other business entity, provided that such acquisition is approved by a Preferred Vote; or

                (j)    shares of Common Stock issued or issuable in any merger or consolidation of the Corporation, provided that such merger or consolidation is approved by a Preferred Vote.

            (B)    No Adjustment of Conversion Price.    Subject to the provisions of Section 2(f)(iv)(C) and Section 2(f)(iv)(D) below, no adjustment in the number of shares of Common Stock into which any series of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock is convertible shall be made, by adjustment in the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share (determined pursuant to Section 2(f)(iv)(E) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

            (C)    Issue of Securities Deemed Issue of Additional Shares of Common Stock.

              (1)    Options and Convertible Securities.    In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (unless excluded from the definition of Additional Shares of Common Stock pursuant to subparagraphs of Section 2(f)(iv)(A)(4)), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, however, that with respect to Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 2(f)(iv)(E) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                (a)   no further adjustment in the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                (b)   if such Options or Convertible Securities by their terms provide, with the passage of time, pursuant to any provisions designed to protect against dilution, or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                (c)   upon the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if such Options or Convertible Securities, as the case may be, were never issued;

                (d)   no readjustment pursuant to clause (b) or (c) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original date on which an adjustment was made pursuant to this Section 2(f)(iv)(C), or (ii) the applicable Conversion Price that would have resulted from any other issuance of Additional Shares of Common Stock between such original adjustment date and the date on which a readjustment is made pursuant to clause (b) or (c) above; provided, however, that if there is a consolidation or combination of the Common Stock into a smaller number of shares of Common Stock the thresholds set forth in this clause (d) shall be recalculated to give effect to such consolidation or combination;

                (e)   in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the applicable Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and

                (f)    if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the applicable Conversion Price shall be adjusted pursuant to this Section 2(f)(iv)(C) as of the actual date of their issuance.

              (2)    Stock Dividends, Stock Distributions and Subdivisions.    In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                (a)   in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                (b)   in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

        If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed for the payment thereof, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(f)(iv)(C) as of the time of actual payment of such dividend.

            (D)    Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

              (1)   In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(f)(iv)(C)(1), but excluding Additional Shares of Common Stock deemed to be issued pursuant to Section 2(f)(iv)(C)(2), which event is provided for in

      Section 2(f)(iv)(G) hereof) without consideration or for a consideration per share less than the Series B Conversion Price, Series C Conversion Price or Series D Conversion Price in effect on the date of and immediately prior to such issue ("Dilutive Issuance"), then the Series B Conversion Price, Series C Conversion Price and/or Series D Conversion Price, as applicable, shall, concurrently with such issue, be reduced to the price (computed to the nearest cent) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including shares of Common Stock issuable upon conversion of any outstanding Convertible Securities) multiplied by the applicable Conversion Price then in effect and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately prior to such issue or sale (including shares of Common Stock issuable upon conversion of any outstanding Convertible Securities) plus the number of Additional Shares of Common Stock issued or deemed to have been issued; provided, however, that in no event shall either Conversion Price be reduced to an amount which is less than the amount of consideration received per Additional Share of Common Stock issued or deemed to have been issued.

            (E)    Determination of Consideration.    For purposes of this Section 2(f), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

              (1)    Cash and Property:    Such consideration shall:

                (a)   insofar as it consists of cash, be the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                (b)   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by a majority of the Board of Directors, which majority shall include the Preferred Directors; provided, however, that in the event that no agreement as to such value can be reached within thirty (30) days, the Corporation shall engage an independent appraiser to determine such value and such determination shall be final and binding; and

                (c)   in the event Additional Shares of Common Stock are issued together with other shares of securities or other assets of the Corporation for a single undivided consideration, be the proportion of such consideration so received allocable to such Additional Shares of Common Stock, computed as provided in clauses (a) and (b) above, as determined in good faith by a majority of the Board of Directors, which majority shall include the Preferred Directors; provided, however, that in the event that no agreement as to such value can be reached within thirty (30) days, the Corporation shall engage an independent appraiser to determine such value and such determination shall be final and binding.

              (2)    Options and Convertible Securities.    The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(f)(iv)(C)(1) shall be determined by dividing:

                (a)   the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                (b)   the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (F)    Other Dilutive Events.    In case any event shall occur as to which the other provisions of Section 2(f) are not strictly applicable, but the failure to make any adjustment in the applicable Conversion Price would not fairly protect the conversion rights represented by the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in accordance with the intention of this Section 2(f)(iv) to provide rights to weighted average anti-dilution protection, then the Board of Directors shall make such adjustment as it deems necessary to provide such anti-dilution protection. If the Board of Directors fails to make such adjustment, and upon request of the holders of two thirds of the affected series of pre-IPO Preferred Stock voting together as one class on an as-converted basis, the Corporation shall appoint a firm of independent public accountants of recognized national standing approved by the Board of Directors (which may be the regular auditors of the Corporation) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 2(f)(iv), necessary to preserve without dilution the conversion rights represented by the affected series of pre-IPO Preferred Stock. Upon receipt of such opinion, the Corporation will promptly furnish a copy thereof to the holders of the affected series of pre-IPO Preferred Stock and the applicable Conversion Price or Conversion Prices shall be adjusted in accordance therewith. The fees and expenses of such accountants shall be paid by the Corporation; provided, however, that if such accountants opine that no adjustment is necessary, such fees and expenses will be paid by the holders of the affected series of pre-IPO Preferred Stock.

            (G)    Adjustment for Stock Dividends, Stock Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

              (1)    Stock Dividends, Stock Distributions or Subdivisions.    In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 2(f)(iv)(C)(2) in a stock dividend, other stock distribution or subdivision, the Conversion Prices in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased to adjust equitably for such dividend, distribution or subdivision.

              (2)    Combinations or Consolidations.    In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased to adjust equitably for such combination or consolidation.

            (H)    Adjustment for Merger or Reorganization, etc.    In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation, or any proposed reorganization or reclassification of the Corporation (except a transaction for which provision for adjustment is otherwise made in this Section 2(f) or a Change in Control as to which an

    Election has not been made), each share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock would have been entitled upon such consolidation, merger, conveyance, reorganization or reclassification; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder is entitled to receive.

          (v)    No Impairment.    The Corporation will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 2(f) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock against impairment.

          (vi)    Certificate as to Adjustments.    Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 2(f), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) all such adjustments and readjustments theretofore made, (B) the applicable Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of such holder's Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable.

        (g)    Definition of Common Stock.    As used in Section 2(f) above, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, with a par value of $0.001 per share, as constituted on the date of filing of this Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares of Common Stock receivable upon conversion of shares of Series B Preferred Stock, Series C Preferred

Stock or Series D Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Incorporation.

        (h)    Notices of Record Date.    In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is in the same amount per share as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock at least ten (10) days prior to the date thereof, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

        (i)    Common Stock Reserved.    The Corporation shall reserve and at all times keep available out of its authorized but unissued Common Stock, free from preemptive or other preferential rights, restrictions, reservations, dedications, allocations, options, other warrants and other rights under any stock option, conversion option or similar agreement, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

        (j)    No Reissuance of pre-IPO Preferred Stock.    No share or shares of pre-IPO Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of pre-IPO Preferred Stock accordingly.

        (k)    Issue Tax.    The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock which is being converted.

        (l)    Closing of Books.    The Corporation will at no time close its transfer books against the transfer of any Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

        (m)    Amendments and Waivers.    Any action, approval, request, consent, notice or waiver which is required or permitted under this Section 2 with respect to the pre-IPO Preferred Stock shall become effective and binding upon all holders of pre-IPO Preferred Stock if the same is approved by the requisite vote expressly provided in this Certificate of Incorporation or where otherwise required by law.

        (n)    Undesignated Preferred Stock.    The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

ARTICLE V

STOCKHOLDER ACTION

        1.    Action without Meeting.    Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

        2.    Special Meetings.    Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

ARTICLE VI

DIRECTORS

        1.    General.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

        2.    Election of Directors.    Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

        3.    Number of Directors; Term of Office.    The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Dev Ittycheria, Edwin J. Gillis and Mark Terbeek; the initial Class II Directors of the Corporation shall be Robert P. Goodman, R. David Tabors and Steven C. Walske; and the initial Class III Directors of the Corporation shall be Peter Gyenes and Vijay Manwani. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2009, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2010. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

        Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

        4.    Vacancies.    Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

        5.    Removal.    Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

ARTICLE VII

LIMITATION OF LIABILITY

        A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

ARTICLE VIII

AMENDMENT OF BY-LAWS

        1.    Amendment by Directors.    Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

        2.    Amendment by Stockholders.    The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

ARTICLE IX

AMENDMENT OF CERTIFICATE OF INCORPORATION

        The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

        THIS EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this            day of                        , 2007.

BLADELOGIC, INC.
By:	Dev Ittycheria President and Chief Executive Officer

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EIGHTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BLADELOGIC, INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V STOCKHOLDER ACTION
ARTICLE VI DIRECTORS
ARTICLE VII LIMITATION OF LIABILITY
ARTICLE VIII AMENDMENT OF BY-LAWS
ARTICLE IX AMENDMENT OF CERTIFICATE OF INCORPORATION